EXHIBIT 10.2


                                  OFFICE LEASE


     LEASE entered into by and between SIMMS BUILDING, INC., a New Mexico Corporation ("Lessor"), whose address for any notice under this Lease is SIMMS BUILDING, SUITE 500, 400 GOLD SW, ALBUQUERQUE, NEW MEXICO 87102 and Jane Butel Corporation ("Lessee"), whose address for any notice required under this Lease is SUITE 750 , 400 GOLD SW, ALBUQUERQUE, NEW MEXICO 87102. Lessor and Lessee agree that:

1. PREMISES: Lessor leases to Lessee that portion of office space referred to as Suite 750 indicated on EXHIBIT "A" attached hereto and incorporated herein (the "Premises") located in the SIMMS BUILDING situated at 400 Gold SW, Albuquerque, New Mexico, (the `Building"). The Premises consists of approximately 4,237 square feet of net rentable area (3,684 square feet of usable area), including "Lessee's Proportionate Share" of the common areas of the Building. Lessee may use the Premises only for a BUSINESS OFFICE, or for such other purposes as are approved by Lessor in writing.

2. TERM OF LEASE: The term of this Lease will commence March 1, 2004, and end February 28, 2007. Lessee shall have the option of extending this lease for an additional 3 year period; with 90 days written notice, The rent shall be market rate at the time, but all other terms and conditions shall remain the same.

3. RENT: Lessee agrees to pay Lessor, as rental for the Premises, for the Term, without prior notice or demand, the sum of $162,000 (the "Rent"), plus consumer price index (CPI) adjustments. Rent for the first month in the amount of 54,500 will be due and payable upon signing of the Lease. Thereafter, each monthly installment will be due on the first (1st) day of each month, in advance. throughout the Term. Lessee will pay a late charge, each month, equal to ten percent (10%) of the amount of any monthly installment which is not paid before the tenth (10th) day of the month. Rent FOR any period during the initial Term which is for less than one (1) month will be prorated. All rent will be paid to Lessor, without deduction or offset, at the address of Lessor at SIMMS BUILDING, INC., 400 GOLD SW, SUITE 500, ALBUQUERQUE, NEW MEXICO 87102, or to such other person or at such other place as Lessor may from time to time designate in writing.

4. RENT ADJUSTMENT: The rent is subject to annual adjustment by the published consumer price index (CPI) for all urban consumers, on the anniversary date of the lease. The base CPI will be the published index for the month of January, 2004.

5. SECURITY DEPOSIT: Contemporaneously with the execution of this Lease, Lessee will deposit with Lessor the sum of $4,500 as security for Lessee's faithful performance of its obligations under this Lease (the "Security Deposit"), Lessor may commingle the Security Deposit with other funds of


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     Lessor, and Lessor will have no obligation to pay interest on the  Security
     Deposit. Lessor may apply any portion of the Security Deposit to any Rent or other amount under this Lease which is not paid when due or to any damage suffered by Lessor as a result of any breach of Lessee, all without prejudice to any other remedy of Lessor under this Lease, at law, or at equity. If Lessor so applies any portion of the Security Deposit, Lessee will immediately restore the Security Deposit to the full amount originally deposited, with interest at twenty percent (20%) per year until paid. Lessor will return any remaining Security Deposit to Lessee within fifteen
     (15) days after the Term. Without limiting Lessor's rights hereunder to cure defaults of Lessee, the Security Deposit will not be construed as prepayment of Rent If Lessor transfers its interest in this Lease and the Security Deposit the Lessor will thereupon be relieved of any further liability with respect to the Security Deposit.

6. TAXES AND CHARGES: Lessor will pay, before delinquency, all property taxes and assessments levied or assessed against the Premises by any governmental authority. Lessor will pay all customary charges for water, electricity, gas, sewer, janitorial service and supplies, power, rubbish removal and other public utilities. Lessor may, at its expense, contest any such tax, assessment or charges. If Lessor's actual cost of property taxes or assessments or any single utility in any calendar year exceed the actual cost of that item in the prior year by more than 20%, then Lessee will pay its prorata share of such increase. Lessee will be responsible for any extraordinary or additional taxes or charges pertaining to any personal property placed by Lessee on Premises, including, but not limited to, charges for telephone service.

7. FIRE INSURANCE: Lessor, at its expense, will during the Term maintain in force an insurance policy insuring the Premises against loss or damage by fire, theft and the perils covered by extended coverage, in such amounts as Lessor deems appropriate. Lessee will be responsible for maintaining insurance covering any additions, alterations, or improvements placed on Premises or covering Lessee's personal property located on Premises.

8. LIABILITY INSURANCE: Lessee, at its expense, will during the Term maintain in force an insurance policy naming Lessor and Lessee as insureds against all liability resulting from injury to or death of any person or persons and damage to property on the Premises. The policy will be in an amount not less than $1,000,000.00 combined liability policy. Lessee will maintain in force all employees' compensation insurance on its employees required under the applicable Worker's Compensation Act.


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9.   MAINTENANCE OF PREMISES:

     a) Lessor will, at its expense, keep the Premises in as good a condition as existed at the start of the Term, except for reasonable wear and tear or damage to the Premises caused by Lessee. Lessee will repair any damage to any additions, alterations, or improvements placed on, the Premises and any damage caused by Lessee. Lessor or Lessee, as applicable, will make all repairs in compliance with applicable laws. Lessee's taking possession of the Premises will be conclusive evidence that, as of the date of possession, the Premises was in good order and satisfactory condition. Lessor and its agents have made no promise to alter, remodel, repair, or improve the Premises or the Building, other than as expressly contained herein or in a separate agreement signed by the Lessor.

     b) Lessee will not make any additions, alterations, or improvements to the Premises without the prior written consent of Lessor, which will not be unreasonably withheld. Lessor's consent may be conditioned upon such requirements as Lessor may deem necessary. Unless their removal is . required by Lessor prior to or upon the expiration of the Term, any additions, alterations or improvements made to the Premises will become the property of the Lessor upon the expiration of the Term.

     c) Lessor will provide heating/cooling five (5) days a week, Monday through Friday from seven o'clock (7:00 A.M.) in morning till six o'clock (6:00 P.M.) in the evening. Lessor may arrange to provide heating/cooling during other hours at an hourly rate to be agreed to prior to such provision.

10. INDEMNIFICATION: Lessor will not be liable for any injury or damage to any person or property arising from any cause on the Premises, except for injury or damage resulting from Lessor's intentional misconduct. Lessee will indemnify and defend Lessor against any loss, liability or expense arising out of any damage to any person or property occurring on the Premises, except to the extent caused by Lessor's intentional misconduct.

11.  DESTRUCTION OR DAMAGE:

     a) If the Premises or the portion of the Building necessary for Lessee's occupancy is damaged by fire, earthquake, act of God, the elements or other casualty, other than damage caused by Lessee, Lessor will promptly repair the damages, if such repairs can, in Lessor's opinion, be completed within ninety (90) days. If Lessor determines that repairs can be completed within ninety (90) days, this Lease will remain in full force and effect, except that the Rent will be abated to the extent Lessee's use of the Premises is impaired, commencing with the date of damage and continuing until completion of the repairs.

     b) If, in Lessor's opinion, the repairs to the Premises or portion of the Building necessary for Lessee's occupancy cannot be completed within ninety (90) days, Lessor may elect, upon notice to


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         Lessee  given  within,  thirty  (30) days after the date of the fire or other casualty,  to terminate this Lease as of the date of such fire or
         other   casualty  and  the  Rent  will  be  prorated  to  the  date  of termination. If Lessor does not so elect to terminate this Lease, Lessor will repair the damage and this Lease will continue in fall force and effect but the Rent will be partially abated as provided in subparagraph 11 (a).

     c) If any portion of the Building other than the Premises is totally destroyed or damaged to the extent that, in Lessor's opinion, repair thereof cannot be completed within ninety (90) days, Lessor may elect, upon notice to Lessee given within thirty (30) days after the date of such fire or other casualty, to terminate this Lease as of the date of such fire or other casualty and the Rent will be prorated to the date of termination. Lessor will not be liable for any loss of business, inconvenience or allowance arising from any repair or restoration of any portion of the Premises or Building as a result 'of any damage

     d) Notwithstanding anything to the contrary contained herein, in the event the holder of any indebtedness, secured by a mortgage or deed of trust covering the Premises or Building, requires, after any damage from fire or other casualty, that any insurance proceeds with respect thereto be applied to such indebtedness, then Lessor will have the right to terminate this Lease by delivering written notice of termination to Lessee.

12.  EMINENT DOMAIN:

     a) If the whole of the Building is lawfully taken by condemnation or in any other manner for any public or quasi-public purpose, this Lease will terminate as of the date of such taking and the Rent will be prorated to the date of termination. If less than the whole of the Building is so taken, this Lease will be unaffected by such taking, provided that (i) Lessee will have the right to terminate this Lease by notice to Lessor given within thirty (30) days after the date of such taking if twenty percent (20%) or more of the Premises is taken and the remaining area of the Premises is not reasonably sufficient for Lessee to continue operation of its business and (ii) Lessor will have the right to terminate this Lease by notice to Lessee, given within ninety
         (90) days after the date of such taking, if the remaining area of the building is not reasonably sufficient for the Lessor to continue operation of the Building. If either Lessor or Lessee elects to terminate this Lease, the Lease will terminate as of the date of the taking and the Rent will be prorated to the date of termination. If this Lease continues in force upon such partial taking, the Rent will be equitably adjusted.

     b) In the event of any taking, partial or whole, all of the proceeds of any award, judgment or settlement, payable by the condemning authority, will be exclusive property of Lessor and Lessee


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         hereby  assigns to Lessor all of its right,  title and  interest in any award, judgment or settlement from the condemning authority. Lessee, however, will have the right, to the extent that Lessor's award is not reduced or prejudiced, to claim from the condemning authority (but not from Lessor) such compensation as may be recoverable by Lessee in its own right for relocation expenses and damage to Lessee's personal property.

13. ASSIGNMENT AND SUBLETTING: Lessee may not sublease any of the Premises or assign this Lease, without the written consent of Lessor, which will not be unreasonably withheld. If the Lessee is an entity other than a natural person, any transfer of any ownership interest in the Lease will constitute a prohibited assignment. A sublease, or assignment of this Lease, will not relieve Lessee from any of its obligations pursuant to this Lease whether or not Lessor consents to the sublease or assignment. Lessor may transfer its interest under this Lease without Lessee's consent and, in the event of such transfer, Lessor will not be liable to Lessee for any facts or circumstances occurring after such transfer.

14. LESSOR'S ACCESS TO PREMISES: Lessor will have free access to the Premises at all reasonable times for the purpose of examining the Premises, to exhibit the Premises to Lessor's prospective purchasers or mortgagees of the Premises, to determine if Lessee is performing this Lease and to post such reasonable notices as Lessor may desire to protect the rights of Lessor.

15. DEFAULT: If Lessee fails to perform the duties of Lessee under this Lease when the duties are to be performed, the Lessee will be in default under this Lease. If the default is not cured within ten. (10) days after written notice of the default is given to Lessee, then Lessor may, at its election,
     (i) declare the Term ended, enter and retake the premises with or without process, expel any occupants, and recover from Lessee the amount of unpaid Rent up to the date of termination or (ii) without ending the Term, take possession of the Premises, expel any occupants, attempt to re-lease, or re-. lease the Premises, and recover from Lessee the amount of unpaid Rent for the Term. The failure of Lessor to exercise any remedy of this Lease for any uncured default will not be a waiver of any right to exercise any remedy on this Lease for any prior or subsequent uncured default. All of Lessor's remedies will be cumulative.

16.  COSTS:

     a) If Lessee fails to perform any of its duties under this Lease, Lessor may do so on Lessee's behalf. Lessee will pay the costs, including attorneys' fees, of Lessor incurred in enforcing this Lease or in performing any of Lessee's duties under this Lease.

     b) Any amounts expended by Lessor in performing Lessee's duties or enforcing this Lease will bear interest at twenty percent (20%) per year and will be payable by Lessee to Lessor on demand.


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         Any monthly installment of Rent not paid when due will bear interest at twenty percent (20%) per year from the first day of the month during which such monthly installment is due until paid.

17. HOLD-OVER: If Lessee holds over after the end of the Term, the holding-over will be considered a forcible entry and detainer by Lessee with rental payable for the period of such holding-over as though a tenancy from month to month had been created in the amount to one hundred fifty percent (150%) of the monthly rental payable just preceding the period of holding-over. Holding-over will be subject to all the terms of this Lease but will not be construed as a renewal of this Lease.

18.  RETURN OF PREMISES:

     a) Lessee will return the Premises to Lessor at the end of the Term in as good a condition as when the Term began, loss by ordinary wear excepted.

     b) Lessee will remove from the Premises all shelving, movable furniture, trade fixtures, and any additions, alterations, or improvements made by Lessee, whose removal is required by Lessor, and Lessee will repair any damage caused by the removal.

19. PARKING : Lessee will have the right to 8 parking spaces, located in the parking structure of the Building, for which Lessee will pay the monthly rate being charged for comparable spaces depending upon location. Lessee will be required, prior to using the space, to sign a Parking Agreement included as EXHIBIT "B" attached hereto. Lessor may, from time to time, change the terms and conditions of the Parking Agreement.

20.  SUBORDINATION AND ATTORNMENT:

     a) Upon written request of Lessor, any mortgagee or deed of trust beneficiary of Lessor or ground lease of Lessor, Lessee will, in writing, subordinate its rights under this Lease to the lien of any mortgage or deed of trust or to the interest of any lease in which, Lessor is Lessee and to all advances made or hereafter to be made thereunder. However, before signing any subordination, Lessee will have the right to obtain, from any lender or lessor of Lessor requesting such subordination, an agreement in writing providing that, as long as Lessee is not in default hereunder, this Lease will remain in effect for the full Tenn.

     b) In the event of any foreclosure, sale or transfer in lieu of foreclosure, Lessee will attorney to the purchaser, transferee or lesser, as the case may be, and recognize that party as lesser under this Lease, provided such party acquires and accepts the Premises subject to this Lease.

21. TENANT ESTOPPEL CERTIFICATES: Within ten (10) days after written request from Lessor, Lessee will execute and deliver to Lessor or Lessor's designee a written statement certifying; (a) that this Lease is unmodified and in full force and effect or is in full force and effect as modified and stating the modifications; (b) the amount of the Rent and the date to which Rent has been paid in advance; (c) the amount of any security deposited


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     with Lessor and (d) that Lessor is not in default  hereunder  or, if Lessor is claimed to be in default, stating the nature of any claimed default. Any such statement may be relied upon by a purchaser, assignee or lender. Lessee's failure to execute and deliver such statement within the time required will be conclusive upon Lessee that: (1) this Lease is in full force and effect and has not been modified except as represented by Lessor;
     (2) there are no uncured defaults in Lessor's performance and that Lessee has no right to offset, counterclaim or deduction against Rent and (3) not more than one month's Rent has been paid in advance.

22. RULES AND REGULATIONS: Lessee agrees to comply with all rules and regulations promulgated by Lessor with respect to the Building as stated but not limited to EXHIBIT "C", which may be revised from time to time.. Lessee may not post or erect any sign on the exterior portion of the Premises or elsewhere in or on the Building without the prior written consent of Lessor.

23. SECURITY INTEREST: In addition to any statutory or common law landlord's lien or right to distress, Lessee hereby grants to Lessor a security interest in any personal property of Lessee now or hereafter located on the Premises to secure all of Lessee's obligations under this Lease. Upon any default of Lessee under, this Lease, Lessor will have all rights of a secured party under the New Mexico Uniform Commercial Code. Ten (10) days notice of any sale or other disposition of the collateral referred to herein will constitute reasonable notice.

24. QUIET ENJOYMENT: Lessor represents that, upon Lessee's paying the Rent and performing its covenants under this Lease, Lessee may peaceably and quietly have, hold, and enjoy the Premises subject to the terms of this Lease. Lessor has the option to relocate the Premises anywhere in the Building to comparable space, at the expense of Lessor, by giving Lessee ninety (90) days written notice. Lessee may approve the new location and continue this Lease in force or, at its option, terminate this Lease.

25. BROKERS: Lessor and Lessee agree that Daniel Armstrong of Armstrong Properties, Inc. is involved in the origination, negotiation and execution of this Lease and each party warrants and represents to the other that no other agent, finder or salesman has been involved in the origination, negotiation or execution of this Lease. Lessor will pay all fees, commissions or similar payments due to the Broker as a result of the execution of this Lease. Lessor and Lessee will each defend, indemnify and hold the other party harmless from and against any and all loss, cost or expense (including attorneys fees and expenses) resulting from any claim for any fee, commission or similar payment by any broker, agent, finder or salesman as a result of any action of Lessor or Lessee, as applicable, related to the origination, negotiation or execution of this Lease.


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26.  TENANT  IMPROVEMENTS:  Lessor and Lessee agree that any tenant improvements will be constructed by Lessor in accordance with the terms set out on EXHIBIT "D", attached hereto and incorporated herein, which must be executed by both Lessor and Lessee to be effective. Lessee hereby agrees to pay $ 0 toward tenant improvement, prior to Lessor starting the tenant improvements.

27. BINDING EFFECT AND GOVERNING LAW: This Lease will benefit and bind the parties, their successors, transferees, personal representatives, sublessees and heirs; will be governed by the laws of New Mexico; constitutes the entire agreement of the parties and may be modified only in writing signed by Lessor and Lessee. If any provision of this Lease is determined to be void or unenforceable, the remainder of the Lease will nevertheless continue in full force and effect. Time is of the essence in this Lease.

28. Notices: Whenever, under this Lease, a provision is made for notice of any kind, it shall be deemed sufficient notice and service thereof if such notice to Lessee is in writing addressed to Lessee at:

         Jane Butel Corporation
         Suite 750
         400 Gold SW
         Albuquerque, NM 87102

     (or at such other address as may be designated by Lessee from time to time) sent by registered or certified mail with postage prepaid. It shall be deemed sufficient notice and service thereof if such notice to Lessor is in writing addressed to Lessor at:

         Simms Building, Inc.
         Suite 500
         400 Gold SW
         Albuquerque, NM 87102

     (or such other address as may be designated by Lessor from time to time) sent by registered or certified mail with postage prepaid. Notice need be sent to only one tenant where tenant is more than one person.

29. GUARANTEE: Each Lessee, and guarantor, agrees, jointly and severally, to guarantee full performance of Lessee's obligation under this Lease, including, but not limited to, payments of rent and damages.

30. ENTIRE AGREEMENT: This Lease constitutes the entire agreement between Lessor and Lessee and supersedes and replaces any and all prior and contemporaneous written and oral agreements, promises, representations or conditions.